Exhibit 23.2



	       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Hughes Supply, Inc. on Forms S-8 (File Nos. 2-78323, 33-9082, 33-26468 and 33-33701) and on Forms S-3 (File Nos. 33-
70112, 33-56837 and 33-56489), of our report dated March 17, 1994, on our audits of the consolidated financial statements of Hughes Supply, Inc. and subsidiaries as of January 28, 1994 and for the fiscal years ended January 28, 1994 and January 29, 1993, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Orlando, Florida
April 5, 1995